Exhibit 10.4

AMENDMENT NO. 3 TO

EMPLOYMENT AGREEMENT

This Amendment No. 3 to Employment Agreement dated effective as of June 13, 2018 (this “Amendment”) is entered into by and between Christos P. Traios (“Executive”) and Petrogress, Inc. (“Employer”, and together with Executive, the “Parties” and each individually, a “Party”).

WHEREAS, the Parties entered into that certain Employment Agreement dated as of April 1, 2016 as further amended by that certain Amendment to Employment Agreement dated January 12, 2018 and that certain Amendment No. 2 to Employment Agreement dated May 9, 2018 (as amended, the “Agreement”); and

WHEREAS, the Parties desire to amend certain provisions of the Agreement relating to compensation payable to the Executive;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree to modify and amend the Agreement as follows:

1.           Amendment of Section 4(b). Section 4(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(b) In addition to his Base Salary, as consideration for services rendered hereunder, on October 11, 2017, the Company issued to the Executive One Hundred (100) shares of Series A Preferred stock;”

2.         Duplicative Employment Agreement. The parties hereby acknowledge and confirm that the Employment Agreement dated April 1, 2017 between the Parties was duplicative, is null and void, and is deemed terminated ab initio.

3.           Miscellaneous.

3.01     Effect. Except as amended hereby, the Agreement shall remain in full force and effect.

3.02     No Waiver. This Amendment is effective only in the specific instance and for the specific purpose for which it is executed and shall not be considered a waiver or agreement to amend as to any provision of the Agreement in the future.

3.03     Defined Terms. All capitalized terms used but not specifically defined herein shall have the same meanings given such terms in the Agreement unless the context clearly indicates or dictates a contrary meaning.

3.04     Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to conflicts of laws principles.

3.05     Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Amendment by signing any of such counterparts.     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Employer:

Petrogress, Inc.,
a Delaware corporation

By:
Name: Christos P. Traios
Title: Chief Executive Officer

Executive:

Christos P. Traios